                                                                   Exhibit 10.37


                        STRICTLY PRIVATE & CONFIDENTIAL
                        -------------------------------

                                                                 August 16, 1996


                                 SUPPORT LETTER
                                 --------------


TO:       ATLAS CORPORATION (the "Shareholder")


          Granges Inc. ("Granges") and Da Capo Resources Ltd. ("Da Capo") propose to enter into an agreement (the "Definitive Agreement") providing for the amalgamation (the "Amalgamation") of Granges and Da Capo to become effective under the provisions of the British Columbia Company Act (the "Act").

          Under the Amalgamation, each issued and outstanding common share of Granges will be exchanged for one common share in the capital of the amalgamated company ("Amalco") and each issued and outstanding common share of Da Capo will be exchanged for two common shares in the capital of Amalco.

          This letter is intended to set out the terms and conditions of the agreement of Atlas Corporation (the "Shareholder"): (i) to support the Amalgamation, including any Alternative Transaction (as defined in section 1.3);
(ii) to vote its common shares (the "Shares") in Granges as set out opposite its name in Schedule "A" in favour of the Amalgamation and any Alternative Transaction; and (iii) to abide by the restrictions and covenants set forth herein.

1.        Shareholder Commitments to the Amalgamation

1.1 Commitment, Non-Solicitation. Subject to the covenants of Granges herein, the Shareholder covenants that until the date upon which the certificate is issued under the Act giving effect to the Amalgamation (the "Effective
Date"):
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     (a) except to the extent permitted hereunder, the Shareholder will not take any steps, directly or indirectly, which may in any way adversely affect the transactions contemplated hereby and to be contemplated in the Definitive Agreement;

     (b) the Shareholder will not solicit, initiate or encourage submissions, proposals or offers from any other person, entity or group relating to, or facilitate or encourage any effort or attempt with respect to, the acquisition or disposition of all or any substantial part of the issued or unissued shares of Granges or Da Capo or their respective subsidiaries, or any arrangement, amalgamation, merger, sale of all or any substantial part of their respective assets, take-over bid, reorganization recapitalization, liquidation or winding-up of, or other business combination or similar transaction involving Granges or Da Capo or any of their respective subsidiaries and any other party (each an "Extraordinary Business Combination"). The Shareholder will not participate in any discussions or negotiations regarding, or (except as required by law) furnish to any other person, entity or group, any information with respect to, or otherwise cooperate in any way with, or assist or participate in, any Extraordinary Business Combination. If the Shareholder receives any such inquiry, submission, proposal or offer, the Shareholder will promptly notify Granges and Da Capo in writing of all relevant details relating thereto; and

     (c) the Shareholder will use all reasonable efforts to assist Granges and Da Capo to complete the Amalgamation or an Alternative Transaction as the case may be.

1.2 Voting. The Shareholder covenants that it will vote its Shares in favour of the Amalgamation at each meeting or adjournment or adjournments thereof (the "Meeting") of holders of shares of Granges to be held to consider the Amalgamation.

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1.3       Change In Nature of Transaction. The Shareholder agrees that if
Granges and Da Capo mutually agree that it is necessary or desirable to proceed with another form of transaction (an "Alternative Transaction") whereby either Granges or Da Capo or any of their respective affiliates is effectively to acquire 100% of the Common Shares of the other and merge such entities on economic terms (including tax treatment) which, in relation to the Shareholder, are substantially equivalent to or better than those contemplated by the Agreement, and provided that the consideration paid to shareholders of either continues to be satisfied in common shares of the other, the Shareholder will support the completion of such Alternative Transaction in the same manner as the Amalgamation.

1.4 Meeting of Shareholders. If the Alternative Transaction involves a meeting or meetings of holders of shares of Granges, the Shareholder agrees to vote in favour of any matters necessary or ancillary to the completion of the transactions contemplated by the Alternative Transaction.

1.5 Change of References. In the event of any proposed Alternative Transaction, the references in this agreement to "Amalgamation" shall be changed to "Alternative Transaction" and all terms covenants, representations and warranties of this agreement shall be and shall be deemed to have been made in the context of the Alternative Transaction. All references to the "Effective Date" herein shall also refer to the date of closing of the transactions contemplated by the Alternative Transaction.

1.6 No Dissent. The Shareholder covenants that it will not exercise any rights of dissent provided under sections 231 and 273 of the Act with respect to the Amalgamation or any Alternative Transaction.

2.        GENERAL

2.1 Personal Warranties. By executing this Agreement, the Shareholder represents and warrants to Granges and Da Capo that the Shareholder has the sole right to vote its Shares at the Meeting.

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2.2       Transfer of Shares. The Shareholder agrees with Granges and Da Capo that it will not during the term of this Agreement transfer or assign or agree to transfer or assign any of the Shares without the prior consent of Granges and Da Capo, which consent shall not be unreasonably withheld if it is sought for bona fide tax, planning purposes which does not prejudice, directly or indirectly, Granges or Da Capo; provided however that such consent is not necessary if the transfer is (i) to a holding company beneficially owned by the Shareholder; or (ii) a transfer by the Shareholder, which is a holding company, to a shareholder who controls the holding company, where such holding company or shareholder of such holding company, as the case may be, executes this Agreement.

2.3 Acquired Shares. The Shareholder agrees that any shares of Granges or Da Capo purchased or as to which the Shareholder acquires beneficial ownership after the execution of this Agreement, shall be subject to the terms of this Agreement to the same extent as if they constituted Shares. The Shareholder agrees not to purchase or sell any shares of Granges or Da Capo until the Amalgamation becomes effective or the Definitive Agreement is terminated.

2.4 Standstill. Granges agrees not to purchase or sell any shares of Da Capo until the Amalgamation becomes effective or the Definitive Agreement is terminated. Da Capo agrees not to purchase or sell any Shares of Granges until the Amalgamation becomes effective or the Definitive Agreement is terminated.

2.5 Covenants of Granges. Granges covenants and agrees with the Shareholder, and Granges' compliance with such covenants shall be a condition to the Shareholders' obligations hereunder, as follows:

     (a) to use all reasonable efforts to assist the Shareholder in reducing the number of Shares pledged by the Shareholder as security for the 7% Exchangeable Debentures due October 25, 2000 issued by the Shareholder;

     (b) to negotiate in good faith an amendment to the Gold Bar joint venture agreement between Granges and the Shareholder consistent with discussions

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          between Granges and the Shareholder immediately prior to the signing of this Agreement;

     (c) to file and use its best efforts to cause to become effective not later than November 30, 1996 all registration statements and other filings (federal, provincial or state) and shall deliver or cause to be delivered such certificates and opinions as shall be necessary on the part of Granges to enable the Shareholder to dispose of its Shares on The Toronto Stock Exchange and American Stock Exchange or otherwise in Canada or the United States without restriction of any kind whatsoever under applicable securities laws and to maintain, in the case of any registration statement filed with the U.S. Securities and Exchange Commission, the effectiveness of such registration and other applicable filings until at least December 31, 2000, with the costs incurred by Granges in connection with the aforesaid matters to be borne by Granges;

     (d) to cause Mike Richings, if and when requested by the Shareholder, to resign from the Board of Directors of the Shareholder; and

     (e) to reimburse promptly all expenses (other than brokerage commissions or underwriting fees) incurred by the Shareholder in connection with this Agreement, the Amalgamation or any Alternative Transaction or any of sub-paragraphs (a) to (d) above including, without limitation, all reasonable fees of the Shareholder's counsel in connection with any such matter.

2.6 Disclosure. No disclosure of this Agreement and any resulting agreement shall be made by Granges, Da Capo or the Shareholder or any corporation or other entity which is associated with the Shareholder except as may be required by applicable law or regulatory authorities. The parties shall coordinate the making and dissemination of any public announcement relating to the subject matter of this Agreement.

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2.7       Time of the Essence. Time shall be of the essence of this Agreement.

2.8 Termination Date. It is intended that the Effective Date shall occur as soon as is practicable following receipt of the appropriate shareholder, court and regulatory approvals but not later than December 31, 1996 and (except with the written consent of the Shareholder) if the Effective Date does not occur by such date, the Agreement shall be of no further force and effect. The covenants of Granges in section 2.5 will survive any termination of this Agreement.

2.9 Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

                           ________________________

          If the terms and conditions of this letter are acceptable to you please indicate your acceptance by dating and signing the same as noted above.

                                         Yours very truly,

                                         GRANGES INC.

                                         By: /s/  Michael B. Richings
                                             -------------------------

                                         DA CAPO RESOURCES LTD.

                                         By:  /s/ Ross J. Beaty
                                              -----------------

          We irrevocably agree with and accept the terms of this letter.

ATLAS CORPORATION

By:  /s/ Jerome C. Cain
    -------------------

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                                  SCHEDULE A
                                  ----------

                             DA CAPO SHAREHOLDERS



SHAREHOLDER              NUMBER OF DA CAPO COMMON SHARES
-----------              -------------------------------

Ross Beaty                           800,000
416554 B.C. Ltd.                   3,497,308
Kestrel Holdings Ltd.                124,000




                             GRANGES SHAREHOLDERS

SHAREHOLDER              NUMBER OF GRANGES COMMON SHARES
-----------              -------------------------------

Atlas Corporation                 12,714,900